Exhibit 99.1

Bain Capital Specialty Finance, Inc. to Release First Quarter 2020 Earnings on Wednesday, May 6

BOSTON — April 13, 2020 — Bain Capital Specialty Finance, Inc. (NYSE: BCSF) will release its first quarter 2020 financial results after the market closes on Wednesday, May 6, 2020. Management will host a conference call Thursday, May 7, 2020 at 8:30 am ET to discuss the financial results.

Interested parties may access the conference call live over the phone by dialing 1-877-407-4018 (domestic) or 1-201-689-8471 (international) and requesting the “Bain Capital Specialty Finance, Inc. First Quarter 2020 Earnings Conference Call”. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through the Bain Capital Specialty Finance, Inc. website at https://www.baincapitalbdc.com.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on May 14, 2020, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13701608, or by accessing the Bain Capital Specialty Finance, Inc. website.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through December 31, 2019, BCSF has invested approximately $3,546.4 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them. BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:
investors@baincapitalbdc.com

Media Contact:
Charlyn Lusk
Tel. +1 646 502 3549
clusk@stantonprm.com